                                                                    Exhibit 4.15


                          LIMITED OFFERING MEMORANDUM

                                  $10,170,000
                             AEROVOX INCORPORATED
                         TAXABLE ADJUSTABLE RATE NOTES
                                  SERIES 2000


     Aerovox Incorporated, a Delaware corporation (the "Issuer") will issue its Taxable Adjustable Rate Notes, Series 2000 (the "Notes") in the aggregate principal amount of up to $10,170,000. The Notes will be dated as of the date of their original issuance and delivery, will be priced at 100% and will mature on March 1, 2015. The Notes will bear interest, initially at the Weekly Rate, from the date of their delivery, payable on the first Thursday of each March, June, September, and December, and at maturity (each being an "Interest Payment Date") so long as the Notes remain in the Weekly Rate Mode. The Interest Rate Mode for the Notes may be changed from time to time to and from the Weekly Rate and the Semi-Annual Rate. Each interest rate for an Interest Rate Mode for the Notes will be determined by the Remarketing Agent, initially McDonald Investments Inc.

     The Notes will be issued pursuant to a Trust Indenture to be dated as of March 1, 2000 (the "Indenture") between the Issuer and Trustee, initially The Huntington National Bank, Columbus, Ohio (the "Trustee").

     The Notes are payable from and secured by a pledge of certain funds to the Trustee under the Indenture, including certain payments to be made by the Issuer under the Indenture (as hereinafter described). The Notes are also secured by and paid from draws under an irrevocable direct pay Letter of Credit issued by

                         Keybank National Association

     The Letter of Credit will permit the Trustee, to draw with respect to the Notes up to (a) an amount sufficient to pay the principal thereof (or that portion of the purchase price corresponding to principal), plus (b) an amount equal to 98 days' interest thereon (calculated at a maximum rate of 10% per annum) to pay interest (or that portion of the purchase price corresponding to interest), all as described in this Limited Offering Memorandum. The Letter of Credit will expire on March 22, 2005 or on such earlier date as described herein.

     THE NOTES WILL BE PURCHASED ON THE DEMAND OF THE OWNERS THEREOF AT THE TIMES AND SUBJECT TO THE CONDITIONS DESCRIBED HEREIN. THE NOTES WILL ALSO BE SUBJECT TO MANDATORY PURCHASE AND OPTIONAL AND MANDATORY REDEMPTION PRIOR TO MATURITY AS DESCRIBED HEREIN.

     The Notes are issuable as fully registered Notes in denominations of $100,000 or any larger denomination constituting an integral multiple of $5,000. The Notes will be issued initially under a book-entry system, registered in the name of Cede & Co., as registered Noteholder and nominee for The Depository Trust Company ("DTC"). Purchasers of book-entry interests in the Notes will not receive certificates representing their interest in the Notes. See "THE NOTES -- Book Entry System" herein.

     Interest on the Notes will be payable by check mailed (or, at the option of certain owners of Notes as described herein, by wire transfer made) to the persons in whose names such Notes are registered at the close of business on the record date described herein. Principal of all Notes will be payable at the principal corporate trust office of The Huntington National Bank, Columbus, Ohio, as Paying Agent.

     The Notes are offered for placement when, as and if issued by the Issuer and accepted for placement by the Placement Agent named below, subject to prior sale, withdrawal or modification of the offer without notice. Certain legal matters will be passed on by Stanley B. Kay, Esq., as counsel to the Issuer, Calfee, Halter & Griswold LLP, as co-counsel to the Letter of Credit Bank, and Calfee, Halter & Griswold LLP, as counsel to the Placement Agent. It is expected that delivery of the Notes will be made on or about March 22, 2000 in the offices of DTC in New York, New York, against payment for the Notes.

                          McDonald Investments Inc.,
                              A KeyCorp. Company
                                Placement Agent

Dated: March 22, 2000

                                                                    Exhibit 4.15


     No person has been authorized to give any information or to make any representations other than those contained in this Limited Offering Memorandum in connection with the offering made hereby and, if given or made, such information or representations must not be relied upon as having been authorized by the Placement Agent, the Issuer or the Letter of Credit Bank. The information herein is subject to change without notice, and neither the delivery of this Limited Offering Memorandum nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Issuer or the Letter of Credit Bank since the date hereof.

     This Limited Offering Memorandum has been prepared solely for a limited offering to accredited investors without general solicitation or advertising.

     The Issuer and Placement Agent will make available, during the offering and prior to any sale of Notes to any investor who receives this Limited Offering Memorandum and such investor's purchaser representative(s), if any, the opportunity to ask questions of, and receive answers from, Jeffrey S. Freese, Managing Director of the Placement Agent, who may be contacted by calling (216) 689-8174, concerning the terms and conditions of the offering, to obtain without charge and review any documents summarized in this Limited Offering Memorandum, and to obtain any additional information necessary to verify the accuracy of the information presented, to the extent that the Issuer possesses such information or can acquire it without unreasonable effort or expense. Generally, the Notes will be purchased by accredited investors directly from the Issuer and not from the Placement Agent; however, in some instances, the Placement Agent may temporarily take Notes into its own inventory until it can place them with accredited investors.

                               TABLE OF CONTENTS

                                                                             Page
                                                                             ----
INTRODUCTORY STATEMENT......................................................   1

THE ISSUER..................................................................   3

THE LETTER OF CREDIT BANK...................................................   3

THE PROJECT.................................................................   3

THE NOTES...................................................................   4

SUMMARY OF CERTAIN PROVISIONS OF NOTES......................................  12

THE LETTER OF CREDIT........................................................  16

THE REIMBURSEMENT AGREEMENT.................................................  18

THE INDENTURE...............................................................  22

LEGAL MATTERS...............................................................  27

PLACEMENT OF THE NOTES......................................................  27

MISCELLANEOUS...............................................................  27

                                                           Exhibit 4.15

APPENDIX A--CERTAIN INFORMATION CONCERNING
            KEYBANK NATIONAL ASSOCIATION........................... A-1

                                                                    Exhibit 4.15


                          LIMITED OFFERING MEMORANDUM
                                  Relating to

                                  $10,170,000
                             AEROVOX INCORPORATED
                         TAXABLE ADJUSTABLE RATE NOTES
                                  SERIES 2000


                             INTRODUCTORY STATEMENT

     This Limited Offering Memorandum, including Appendix A hereto, is provided to furnish certain information in connection with the offer by Aerovox Incorporated (the "Issuer"), of the above-referenced notes (the "Notes") pursuant to the Trust Indenture dated as of March 1, 2000 (the "Indenture") between the Issuer and The Huntington National Bank, Columbus, Ohio, as Trustee (the "Trustee").

     The proceeds of the Notes, together with other available funds, will be used to finance the construction of a commercial facility to be located in New Bedford, Massachusetts and the purchase of related equipment and to finance related costs and expenses (collectively, the "Project"). Under the Indenture, the Issuer will be obligated to make payments to the Trustee at such times and in such amounts as are sufficient to pay the principal, interest and redemption premium, if any, and purchase price required to be paid by the Issuer on the Notes when and as the same become due (the "Note Service Charges"); however, notwithstanding the foregoing, the Issuer shall make payments directly to the issuer of the Letter of Credit (as hereinafter described) or other issuer of a Credit Facility under the circumstances described herein under "THE INDENTURE".

     Concurrently with the issuance of the Notes, the Issuer will cause to be delivered to the Trustee an irrevocable direct pay Letter of Credit (the "Letter of Credit") issued by KeyBank National Association (the "Letter of Credit Bank"). The Trustee is entitled to draw under the Letter of Credit (1) an amount equal to the principal of the outstanding Notes (i) to pay the principal of the Notes when due at maturity or upon redemption or acceleration or (ii) to pay the portion of the purchase price corresponding to the principal of Notes purchased pursuant to the Indenture to the extent remarketing proceeds are not available for such purpose, plus (2) an amount equal to 98 days' interest thereon (calculated at a maximum rate of 10% per annum) (i) to pay interest on the Notes when due or (ii) to pay the portion of the purchase price of Notes purchased pursuant to the Indenture corresponding to the accrued interest, if any, on such Notes to the extent remarketing proceeds are not available for such purchase. See "THE LETTER OF CREDIT".

     Information concerning the Letter of Credit Bank is set forth in Appendix A to this Limited Offering Memorandum. THE NOTES ARE OFFERED PRINCIPALLY ON THE FINANCIAL STRENGTH OF THE LETTER OF CREDIT BANK; ACCORDINGLY, NO FINANCIAL INFORMATION IS BEING PROVIDED WITH RESPECT TO THE ISSUER.

     The Letter of Credit expires on March 22, 2005, and may be terminated or replaced by a letter of credit of another commercial bank or other credit facility as described under "THE LETTER OF CREDIT--Alternate Credit Facility". The Letter of Credit, as amended from time to time, and any replacement letter of credit or other credit facility is herein called the "Credit Facility". Any bank or other financial institution which at the time is the issuer of the Credit Facility is herein called the "Letter of Credit Bank". Upon expiration of any Alternate Credit Facility, or if the Issuer, at its option, causes any Credit Facility to be replaced, the Notes will be subject to mandatory purchase. See "THE LETTER OF CREDIT--Alternate Credit Facility" and "THE NOTES--Mandatory Purchase of Notes". The Letter of Credit will be issued pursuant to a Reimbursement Agreement, dated as of March 1, 2000 (the "Reimbursement Agreement"), between the Letter of Credit Bank and the Issuer. The Reimbursement Agreement or any subsequent agreement between the Issuer and a Letter of Credit Bank relating to any replacement letter of credit or credit facility is herein called the "Reimbursement Agreement".

     The Notes initially will bear interest at the Weekly Rate as determined by the remarketing agent (the "Remarketing Agent"), initially McDonald Investments Inc., until converted to another permitted interest rate mode as described herein. In no event may the interest rate on the Notes exceed the lesser of (i) 15% per annum, or (ii) the maximum interest rate with respect to the Notes specified in the Credit Facility then in effect (currently 10% per annum).

     The Notes are subject to purchase by The Huntington National Bank acting as the tender agent (the "Tender Agent") upon the demand of the Noteholders as described herein. The Notes are also subject to mandatory purchase and optional and extraordinary optional redemption prior to maturity as described herein.

                       ---------------------------------

     Brief descriptions of the Issuer, the Letter of Credit Bank, the Notes, the Letter of Credit, the Reimbursement Agreement and the Indenture are included in this Limited Offering Memorandum and the Appendix hereto. Specifically, certain financial and other information regarding the Letter of Credit Bank is included in Appendix A hereto. Such information and description do not purport to be comprehensive or definitive and no part of such information is to be construed as a representation or a guaranty of accuracy or completeness by the Placement Agent, the Issuer (other than the information under "The Issuer", "The Project" and to the extent pertaining to the Issuer, the Project or the Use of Note Proceeds, "Introductory Statement"), or the Letter of Credit Bank (other than the information under "THE LETTER OF CREDIT BANK" and in Appendix A). The descriptions herein of the Letter of Credit, the Reimbursement Agreement, and the Indenture are qualified in their entirety by reference to such documents, and the descriptions herein of the Notes are qualified in their entirety by reference to the forms thereof and the information with respect thereto included in the aforesaid documents. All such descriptions are further qualified in their entirety by reference to laws and principles of equity relating to or affecting generally the enforcement of creditors' rights. Copies of such documents will be available for inspection at the principal corporate trust office of the Trustee and, during the initial offering period, can be obtained by potential purchasers of the Notes at no cost from the Placement Agent. Potential purchasers of the Notes are encouraged to review all documents prior to investing in the Notes.

     Generally, the Notes will be purchased by accredited investors directly from the Issuer and not from the Placement Agent; however, in some instances, the Placement Agent may temporarily take Notes into its own inventory until it can place them with accredited investors.

                                  THE ISSUER

     Aerovox Incorporated, the Issuer, is a corporation organized and existing under the laws of the State of Delaware. The Issuer manufactures AC capacitors, DC film capacitors, aluminum electrrolitic capacitors, power factor correction capacitors and EMI filters which it sells primarily to original equipment manufacturers of electrical and electronic equipment.

     The Issuer represents that it is not directly or indirectly controlled by, or under common control with, KeyBank National Association, that KeyBank National Association does not directly or indirectly control the voting securities or interests of the Issuer, and that the Issuer does not directly or indirectly control the voting securities of KeyBank National Association. For purposes of the foregoing sentence, the terms "control" and controlled" have the meanings ascribed to such terms in the Investment Company Act of 1940, as amended.

     THE NOTES ARE BEING OFFERED ON THE BASIS OF THE CREDIT OF THE LETTER OF CREDIT BANK AND NOT ON THE BASIS OF THE CREDIT OF THE ISSUER. THE ISSUER IS PROVIDING NO SECURITY TO THE NOTEHOLDERS AND THE NOTES ARE NOT SECURED BY A MORTGAGE ON, OR A SECURITY INTEREST IN, THE PROJECT OR ANY OTHER OF THE ISSUER'S ASSETS OR A GUARANTY FROM PERSONS RELATED TO THE ISSUER.

                           THE LETTER OF CREDIT BANK

     Certain information concerning KeyBank National Association is set forth in Appendix A to this Limited Offering Memorandum.

     KeyBank National Association represents that it is not directly or indirectly controlled by, or under common control with, the Issuer, that the Issuer does not directly or indirectly control the voting securities of KeyBank National Association and that KeyBank National Association does not directly or indirectly control the voting securities or interests of the Issuer. For purposes of the foregoing sentence, the terms "control" and "controlled" have the meanings ascribed to such terms in the Investment Company Act of 1940, as amended.

                                  THE PROJECT

     The proceeds of the Notes, together with other available funds, will be used to finance the construction of a commercial facility to be located in New Bedford, Massachusetts and the purchase of related equipment and to finance related costs and expenses (collectively, the "Project").

                                   THE NOTES

General
-------

     The Notes will be dated as of the date of their original issuance, will be issued in the maximum aggregate principal amount of $10,170,000 and will mature, subject to prior redemption as herein described, on March 1, 2015. The Notes will bear interest from the date of their delivery, initially at the Weekly Rate.

     The Notes will be delivered under the Indenture on or about March 22, 2000.

     For the period from and including the date of issuance and delivery to maturity, the Notes shall bear interest at interest rates determined for the Weekly Rate until converted to a different interest rate mode (an "Interest Rate Mode") permitted under the Indenture. The permitted Interest Rate Modes are (i) the "Weekly Rate" and (ii) the "Semi-Annual Rate". The interest rates in each Interest Rate Mode shall be determined by the Remarketing Agent appointed under the Indenture (the "Remarketing Agent"); provided that the interest rate on the Notes shall not exceed the lesser of 15% per annum or the maximum rate specified in the Credit Facility then in effect (currently 10%). The Interest Rate Mode for the Notes is subject to conversion (a "Conversion") to a different Interest Rate Mode from time to time by the Issuer.

     Interest on the Notes at the interest rate or rates for the Weekly Rate will be computed on the basis of a year of 365 or 366 days, as appropriate, and paid for the actual number of days elapsed. Interest on the Notes for the Semi-Annual Rate will be computed on the basis of a 360-day year of twelve 30-day months.

     Interest on the Notes is payable (a) while the Notes bear interest at the Weekly Rate, on the first Thursday of each March, June, September, and December and at maturity, and (b) while the Notes bear interest at the Semi-Annual Rate, on March 1 and September 1 of each year and at maturity (each an "Interest Payment Date"). The first Interest Payment Date with respect to the Notes is the first Thursday of June, 2000.

     Payment of principal of, redemption price of or interest on the Notes while they are held in a book-entry only system will be as described in "THE NOTES-- Book-Entry Only System" below.

     In the event that Notes are no longer held in a book-entry only system, interest payable on any Interest Payment Date will be paid to the registered owner of the Note on the record date for such payment, which record date shall be the close of business on the last Business Day preceding each Interest Payment Date.

     In the event that Notes are no longer held in a book-entry only system, the principal or redemption price of the Notes is payable at the principal corporate trust office of The Huntington National Bank, as Paying Agent (the "Paying Agent"), in Columbus, Ohio, and interest on the Notes will be payable by check mailed to the owner of record; provided that at the request of an owner of record of at least $1,000,000 aggregate principal amount of Notes, interest accrued on such Notes will be paid by wire transfer within the United States in immediately available funds; and provided further, interest payable at maturity of a Note shall be paid only upon presentation and surrender of such Note at the principal corporate trust office of the Trustee.

     The Notes are issuable in denominations of $100,000 and any larger denomination constituting an integral multiple of $5,000. Notes may be transferred or exchanged for an equal total principal amount of Notes of other authorized denominations upon surrender of such Notes at the principal corporate trust office of The Huntington National Bank, as Note Registrar (the "Note Registrar"), in Columbus, Ohio, duly endorsed for transfer or accompanied by an assignment executed by the registered owner or the owner's duly authorized attorney. Except as provided in the Indenture, the Notes will not be transferable, and the Note Registrar will not register the transfer or exchange of any Note, during the 15 days before any redemption or after such Note has been called for redemption or as described under "Purchase of Notes" below. Registration of transfers and exchanges shall be made without charge to the Noteholders, except that the Note Registrar may require the Noteholder requesting registration of transfer or exchange to pay any required tax or governmental charge.

     The Notes are being initially issued without registration under the provisions of the Securities Act of 1933, as amended (the "Securities Act") pursuant to exemption from such registration under Section 3(a)(2) of the Securities Act and without registration under any state securities laws. The Notes may only be sold, transferred, pledged or hypothecated, in whole or in part, if they are registered under the Securities Act and all applicable state securities laws or if an exemption from registration is available thereunder. If the Letter of Credit or an Alternate Credit Facility that was issued by a "bank" as defined in Section 3(a)(2) of the Securities Act is not then in effect, the Note Registrar shall not register on the registration books any transfer of the Notes by any Noteholder including a sale or transfer occurring after the tender for purchase of a Note by the holder thereof in accordance with Section 3.01 of the Indenture, unless all of the following conditions are satisfied:

               (a) The proposed transferee represents and warrants to the Trustee, the Issuer, the Remarketing Agent, the Note Registrar and the former Noteholder that it is acquiring such Notes for investment purposes and not with a view to the resale or distribution thereof, within the meaning of the Securities Act and any applicable state securities laws, and the proposed transferee acknowledges that the Notes have not been registered under the Securities Act or any state securities laws and therefore may not be resold, transferred, pledged or hypothecated, in whole or in part, unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from registration is available; and

               (b) (i) If such sale or transfer is to an affiliate (as defined in Rule 501 promulgated by the Securities and Exchange Commissioner under the Securities Act) of the former Noteholder, the proposed transferee represents and warrants to the Trustee, the Remarketing Agent, the Note Registrar and the Issuer that (A) it is an affiliate of the former Noteholder, (B) it is an investment company registered under the Investment Company Act of 1940, as amended, (C) it qualifies as an "accredited investor" within the meaning of said Rule 501, and
          (D) such sale or transfer is exempt from registration under the Securities Act and all applicable state securities laws: or

                    (ii) An opinion of counsel, satisfactory to the Issuer, the Remarketing Agent, the Registrar and the Trustee, is delivered to the Trustee, the Remarketing Agent, the Registrar and the Issuer to the effect that such sale or transfer is exempt from registration under the Securities Act and all applicable state securities laws.

     The Huntington National Bank has also been appointed as Tender Agent under the Indenture. The Principal Office of the Tender Agent is 41 South High Street, HC 1112, Columbus, Ohio 43215. McDonald Investments Inc. has been appointed as Remarketing Agent for the Notes. Any Remarketing Agent may be removed at any time by the Issuer, if so directed by the Issuer, in accordance with the Indenture, upon notice to the Trustee and such Remarketing Agent. Any Remarketing Agent may resign upon 30 days prior notice to the Issuer, the Trustee, the Tender Agent and any other Remarketing Agent.

     The Notes will be issued initially solely in book-entry form. See "THE NOTES - Book-Entry Only System" below.

     In the event that the Notes are no longer held in a book-entry system, the principal or redemption price of the Notes is payable at the principal corporate trust office of The Huntington National Bank, as Paying Agent (the "Paying Agent"), in Columbus, Ohio, and interest payable on any Interest Payment Date will be paid to the registered owner of the Note on the record date for such payment, which record date shall be the close of business on the last Business Day preceding each Interest Payment Date.

     As used herein, each of the following terms shall have the meaning indicated:

     "Business Day" means any day of the year other than (i) a Saturday or Sunday, (ii) any day on which banks located in either Albany, New York, or in the city in which the principal corporate trust office of the Trustee is located are required or authorized by law to remain closed or (iii) any day on which the New York Stock Exchange is closed.

     "Conversion" means any conversion from time to time in accordance with the terms of the Indenture of the Notes from one Interest Rate Mode to another Interest Rate Mode.

     "Conversion Date" means the first date any Conversion becomes effective.

     "Purchase Date" means any date on which Notes are to be purchased on the demand of the owners thereof or are subject to mandatory purchase.

     "Semi-Annual Rate Period" means any period beginning on, and including, the Conversion Date to the Semi-Annual Rate and ending on, and including, the day preceding the Interest Payment Date thereafter and each successive six (6) month period thereafter until the day preceding the Conversion to a different Interest Rate Mode or the maturity of the Notes.

     "Weekly Rate Period" means the period beginning on, and including, the date of issuance of the Notes, and ending on, and including, the next Wednesday and thereafter the period beginning on, and including, any Thursday and ending on, and including, the next Wednesday; provided that if the date of issuance is a Wednesday, such Wednesday shall constitute an initial one-day Weekly Rate Period.

Book-Entry Only System
----------------------

     The Notes initially will be issued solely in book-entry form to be held in the book-entry only system maintained by The Depository Trust Company ("DTC"), New York, New York. So long as such book-entry system is used, only DTC will receive or have the right to receive physical delivery of Notes and, except as otherwise provided herein with respect to Beneficial Owners of Beneficial Ownership Interests (as such terms are hereafter defined), Beneficial Owners will not be or be considered to be, and will not have any rights as, owners or holders of the Notes under the Indenture.

     The following information about the book-entry only system applicable to the Notes has been supplied by DTC. None of the Issuer, the Trustee, the Issuer, the Letter of Credit Bank, the Placement Agent or the Remarketing Agent makes any representations, warranties or guarantees with respect to its accuracy or completeness.

     DTC will act as securities depository for the Notes. The Notes initially will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Note certificate will be issued, in the aggregate principal amount of the Notes, and will be deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes ("Beneficial Ownership Interest") are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their Beneficial Ownership Interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

     To facilitate subsequent transfers, all Notes deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in the Notes to be redeemed.

     Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     A Beneficial Owner shall give notice to elect to have its Beneficial Ownership Interests purchased or tendered, through its Participant, to the Trustee, and shall effect delivery of such Beneficial Ownership Interests by causing the Direct Participant to transfer the Participant's interest in the Notes on DTC's records, to the purchaser or the Trustee, as appropriate. The requirements for physical delivery of Notes in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Notes are transferred by Direct Participants on DTC's records.

     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the Issuer or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Note certificates are required to be printed and delivered, as described below under "THE NOTES-Revision of Book-Entry System; Replacement Notes."

     NEITHER THE ISSUER, THE LETTER OF CREDIT BANK NOR THE TRUSTEE WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY DIRECT PARTICIPANT, INDIRECT PARTICIPANT OR ANY BENEFICIAL OWNER, EXCEPT AS PROVIDED WITH RESPECT TO THE PURCHASE OF A BENEFICIAL OWNERSHIP INTEREST, OR ANY OTHER PERSON NOT SHOWN ON THE REGISTRATION BOOKS OF THE TRUSTEE AS BEING A HOLDER WITH RESPECT TO: (1) THE NOTES; (2) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT; (3) THE PAYMENT BY DTC OR ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PURCHASE PRICE OF TENDERED NOTES, EXCEPT AS PROVIDED WITH RESPECT TO THE PURCHASE OF A BENEFICIAL OWNERSHIP INTEREST, OR THE PRINCIPAL OR REDEMPTION PRICE OF OR INTEREST ON THE NOTES; (4) THE DELIVERY BY ANY DIRECT PARTICIPANT OR INDIRECT PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE TO BE GIVEN TO HOLDERS; (5) THE SELECTION OF THE BENEFICIAL OWNERS TO RECEIVE PAYMENT IN THE EVENT OF ANY PARTIAL REDEMPTION OF THE NOTES; OR (6) ANY CONSENT GIVEN OR OTHER ACTION TAKEN BY DTC AS HOLDER.

     Each Beneficial Owner for whom a Direct Participant or Indirect Participant acquires an interest in the Notes, as nominee, may desire to make arrangements with such Direct Participant or Indirect Participant to receive a credit balance in the records of such Direct Participant or

Indirect Participant, to have all notices of redemption, elections to tender Notes or other communications to or by DTC which may affect such Beneficial Owner forwarded in writing by such Direct Participant or Indirect Participant, and to have notification made of all debt service payments.

     Beneficial Owners may be charged a sum sufficient to cover any tax, fee, or other governmental charge that may be imposed in relation to any transfer or exchange of their interests in the Notes.

     The Issuer cannot and does not give any assurances that DTC, Direct Participants, Indirect Participants or others will distribute payments of debt service on the Notes made to DTC or its nominee as the registered owner, or any redemption or other notices, to the Beneficial Owners, or that they will do so on a timely basis, or that DTC, Direct Participants or Indirect Participants will serve and act in the manner described in this Offering Memorandum.

DTC Letter of Representations
-----------------------------

     Certain duties of DTC and procedures to be followed by DTC, the Trustee and the Remarketing Agent will be set forth in a Letter of Representations (the "DTC Letter of Representations") among the Issuer, the Trustee, the Remarketing Agent and DTC. In the event of any conflict between the provisions of the Indenture and the provisions of the DTC Letter of Representations relating to delivery of Notes to the Trustee, the provisions of the DTC Letter of Representations shall control.

Revision of Book-Entry System; Replacement Notes
------------------------------------------------

     The Indenture provides for the issuance and delivery of fully registered Notes (the "Replacement Notes") directly to owners other than DTC only in the event that DTC determines not to continue to act as securities depository for the Notes.

     Upon occurrence of such event, the Issuer may attempt to establish a securities depository book-entry relationship with another securities depository. If the Issuer does not do so, or is unable to do so, and after the Trustee has notified the Beneficial Owners or their representatives with respect to the Notes by appropriate notice to DTC, the Issuer will issue and the Trustee will authenticate and deliver Replacement Notes with minimum denominations of $100,000 to the assignees of the Depository or its nominee.

     In the event that the book-entry only system is discontinued, the principal or redemption price of and interest on the Notes will be payable in the manner described above in the seventh and eighth paragraphs under "THE NOTES-- General", and the following provisions would apply. The Notes may be transferred or exchanged for one or more Notes in different authorized denominations upon surrender thereof at the designated office of the Trustee as Registrar or at the designated office of any Authenticating Agent (initially, the Trustee) by the registered owners or their duly authorized attorneys or legal representatives. Upon surrender of any Notes to be transferred or exchanged, the Issuer will execute, and the Registrar will record the transfer or exchange in its registration books and the Registrar or Authenticating Agent shall authenticate and deliver, new Notes appropriately registered and in appropriate authorized denominations. Neither the Issuer, the Registrar nor any Authenticating Agent shall be required to transfer or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Notes and ending at the close of business on the day of such mailing, nor any Note all or part of which has been selected for redemption.

                  [Balance of Page Intentionally Left Blank]

                    SUMMARY OF CERTAIN PROVISIONS OF NOTES

     The following table summarizes certain provisions of the Notes for each of the permitted Interest Rate Modes.


                                           WEEKLY RATE                                SEMI-ANNUAL RATE
Interest Payment Date      On the first Thursday of each March, June,         On each March 1 and September 1.
                           September, and December, or if not a
                           Business Day, the next succeeding Business
                           Day.

                           In any Interest Rate Mode, the maturity date of the Notes, March 1, 2015, is the final Interest Payment Date.

Interest Rate              Each Wednesday preceding Interest                  Tenth Business Day preceding Interest
Determination              Rate Period or, if not a Business Day,             Rate Period.
Dates                      the next succeeding Business Day.

Rate Periods               From and including each Thursday to and            Each six month period (or portion
                           including the following Wednesday.                 thereof) from and including each March 1
                                                                              or September 1 or Conversion Date to
                                                                              Semi-Annual Rate to and including the day
                                                                              immediately preceding the next Interest
                                                                              Payment Date thereafter.

Purchase on                Any Business Day; by written notice to             On each Interest Payment Date; by
Demand of                  Tender Agent at least seven days prior             written notice to Tender Agent
Owner; Required            to Purchase Date.                                  eighth Business Day prior to Purchase
Notice                                                                        Date.

Mandatory                  Conversion, Interest Payment Date at least         Conversion, Interest Payment Date at
Purchase Dates             15 days prior to expiration of Letter of           least 15 days prior to expiration of
                           Credit, Interest Payment Date on which an          Letter of Credit, Interest Payment Date
                           Alternate Credit Facility becomes                  on which an Alternate Credit Facility
                           effective, and date determined by Trustee          becomes effective and date determined by
                           following an Event of Bankruptcy of the            Trustee following an Event of Bankruptcy
                           Issuer.                                            of the Issuer.

Redemption                 Optional at par in whole on any date and in        Optional at par in whole on any date and
                           part on any Interest Payment Date.                 in part on any Interest Payment Date.

Notices of Redemption      30 days.                                           30 days.

Determination of Interest Rates for Interest Rate Modes
-------------------------------------------------------

     Weekly Rate. If the Interest Rate Mode for the Notes is the Weekly Rate,
     -----------
the interest rate on the Notes for a particular Weekly Rate Period shall be the rate established by the Remarketing Agent no later than 2:00 p.m. (Cleveland, Ohio time) on the Wednesday preceding the Weekly Rate Period (or the seventh day preceding the Conversion of the Interest Rate Mode to the Weekly Rate) or if such day is not a Business Day, the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Notes on such Business Day at a price equal to the principal amount thereof, plus accrued interest, if any, thereon.

     Semi-Annual Rate. If the Interest Rate Mode for the Notes is the Semi-
     ----------------
Annual Rate, the interest rate on the Notes for a particular Semi-Annual Rate Period shall be the rate established by the Remarketing Agent no later than 2:00 p.m. (Cleveland, Ohio time) on the tenth Business Day next preceding the first day of such Semi-Annual Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Notes on such first day at a price equal to the principal amount thereof.

     Failure of Remarketing Agent to Determine Rate. If for any reason the
     ----------------------------------------------
interest rate for a Note is not determined by the Remarketing Agent, the Interest Rate Mode will remain the same and the interest rate for such Note for the next succeeding interest rate period shall be the interest rate in effect for the preceding interest rate period.

Conversion of Interest Rate Modes
---------------------------------

     Conversion Directed by the Issuer. The Interest Rate Mode for the Notes, in
     ---------------------------------
whole but not in part, is subject to Conversion from time to time at the option of the Issuer upon notice to the Trustee, the Letter of Credit Bank, the Tender Agent and the Remarketing Agent. Such notice must be accompanied, if the stated amount of the Credit Facility to be held by the Trustee after such Conversion is increased over that of the then current Credit Facility, by an opinion of counsel (which may be counsel to the Issuer) stating that payments of principal of and interest on the Notes from funds drawn on such Credit Facility will not constitute avoidable preferences with respect to the bankruptcy of the Issuer under the United States Bankruptcy Code.

     Limitation on Conversion. No Conversion of the Interest Rate Mode for the
     ------------------------
Notes may be made: (i) except on an Interest Payment Date which is a date on which the Notes are subject to optional redemption (see "Redemptions--Optional Redemption" below), and (ii) unless any Credit Facility to be held by the Trustee after such Conversion covers accrued interest on the Notes for 98 days, if the Conversion is to the Weekly Rate, or for 183 days, if the Conversion is to the Semi-Annual Rate.

     Notice to Noteholders of Conversion in Interest Rate Mode. The Trustee will
     ---------------------------------------------------------
notify the Noteholders by first class mail at least 30 days but not more than 60 days before each Conversion Date. The notice will state, among other things (i) the new Interest Rate Mode, (ii) the Conversion Date, (iii) the Interest Payment Dates, and (iv) that the Notes are subject to to mandatory purchase on the Conversion Date. Except as otherwise described herein, so long as the Notes are held by DTC or its nominee, CEDE & CO., in book-entry only form, the Trustee will recognize and treat DTC or its nominee, CEDE & CO., as the Holder of Notes for all purposes under the Indenture. (See "THE NOTES --Book-Entry Only System" herein). Consequently, the foregoing notices of conversion will be sent by the Trustee only to DTC or its nominee and any corresponding notice to the Beneficial Owners will be the responsibility of DTC and the applicable Direct Participant or Indirect Participant.

Purchase of Notes
-----------------

         Purchase of the Notes on Demand of Owner.
         ----------------------------------------

     Weekly Rate. If the Interest Rate Mode for the Notes is the Weekly Rate,
     -----------
any Note shall be purchased on the demand of the owner thereof on any Business Day or any Interest Payment Date therefor, at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the Purchase Date upon written notice to the Tender Agent at its Principal Office not later than the seventh calendar day prior to the Purchase Date.

     Semi-Annual Rate. If the Interest Rate Mode for the Notes is the Semi-
     ----------------
Annual Rate, any Note shall be purchased, on the demand of the owner thereof, on any Interest Payment Date for a Semi-Annual Rate Period at a purchase price equal to the principal amount thereof upon written notice to the Tender Agent at its Principal Office on a Business Day not later than the eighth Business Day prior to such Purchase Date.

     Limitations on Purchases on Demand of Owner. Notwithstanding the foregoing,
     -------------------------------------------
there shall be no purchase of less than the entire amount of any Note unless the amount to be purchased and the amount to be retained by the owner are in authorized denominations.

     Notice Required for Purchases. Any written notice delivered to the
     -----------------------------
Remarketing Agent or the Tender Agent for the purchase of Notes must (A) state the number and principal amount (or portion thereof) of such Note to be purchased, (B) state the Purchase Date on which such Note shall be purchased and
(C) irrevocably request such purchase and state that the owner agrees to deliver such Note, duly endorsed in blank for transfer, with all signatures guaranteed, to the Tender Agent at or prior to 12:00 Noon (Columbus, Ohio time) on such Purchase Date.

     So long as the Notes are held by DTC or its nominee, CEDE & CO., in book-entry only form, the Trustee will recognize and treat DTC or its nominee, CEDE & CO., as the Holder of the Notes for all purposes under the Indenture, provided however that the Trustee will recognize a Beneficial Owner with respect to the purchase of Beneficial Ownership Interests. (See "THE NOTES - Book-Entry Only System" herein). Each Beneficial Owner is responsible for observing the procedures applicable to DTC, the Direct Participant, any Indirect Participant and the Trustee, as set forth in the Indenture.

Mandatory Purchase of Notes
---------------------------

     Mandatory Purchase on Conversion Dates. The Notes shall be subject to
     --------------------------------------
mandatory purchase, in whole, at a purchase price equal to the principal amount thereof, plus accrued interest, if any, thereon to the Purchase Date on each Conversion Date for any Conversion.

     Mandatory Purchase Upon Replacement of Current Credit Facility. The Notes
     --------------------------------------------------------------
shall be subject to mandatory purchase, in whole, at a purchase price equal to the principal amount thereof, plus accrued interest, if any, thereon to the Purchase Date, upon replacement of the current Credit Facility with an Alternate Credit Facility. See "THE LETTER OF CREDIT--Alternate Credit Facility." The Purchase Date shall be the Interest Payment Date that is to be the effective date of the Alternate Credit Facility.

     Mandatory Purchase Upon Expiration of Current Credit Facility. The Notes
     -------------------------------------------------------------
shall be subject to mandatory purchase, in whole, at a purchase price equal to the principal amount thereof, plus accrued interest, if any, thereon to the Purchase Date, upon expiration of the term of the current Credit Facility. The Purchase Date will be the Interest Payment Date immediately preceding (by at least fifteen days) the date of expiration of the current Credit Facility.

     Mandatory Purchase Upon Event of Bankruptcy of Issuer. The Notes shall be
     -----------------------------------------------------
subject to mandatory purchase, in whole, at a purchase price equal to the principal amount thereof plus accrued interest, if any thereon to the Purchase Date, upon the occurrence of an Event of Bankruptcy of the Issuer. The Purchase Date will be a date determined by the Trustee (which date shall be within the period for which principal and interest on the Notes are covered by the amounts available under the current Credit Facility).

     Notice of Mandatory Purchase. Notice of any mandatory purchase shall be
     ----------------------------
given by the Trustee at least thirty (30) days prior to the date of purchase (except the timing of notice of mandatory purchase upon an Event of Bankruptcy of the Issuer shall be given as set forth in the preceding paragraph), in all cases, in the same manner as a notice of redemption hereinafter described under "Redemptions - Notice of Redemption"), provided that failure to receive notice by mailing, or any defect in that notice, as to any Note shall not affect the validity of the proceedings for the purchase of any other Note.

     Payment of Purchase Price. Payment of the purchase price of any Note shall
     -------------------------
be made only on surrender of such Note, accompanied by an appropriate instrument of transfer, executed in blank, with signature guarantee, to the Tender Agent. Delivery of any Note to be purchased at the Principal Office of the Tender Agent at or prior to 12:00 noon (Columbus, Ohio time) on the Purchase Date shall be required for payment of the purchase price due on such Purchase Date in same-day funds. Any Note as to which a notice of demand for purchase has been given or which is subject to mandatory purchase and for which moneys for the payment of the purchase price have been deposited with the Tender Agent shall not be transferable and shall be purchased on the Purchase Date whether or not such Note has been surrendered to the Tender Agent. Thereafter, the owner of such Note shall be entitled only to payment of the purchase price of such Note by the Tender Agent.

     Notwithstanding anything herein to the contrary, when any Note is registered in the name of a Depository or its nominee, the principal and redemption price of and interest on such Note shall be payable in federal funds delivered or transmitted to the Depository or its nominee.

Redemptions
-----------

     Optional Redemption.
     -------------------

     The Notes shall be subject to redemption at the option of the Issuer, upon the direction of the Issuer, in whole on any date or in part on any Interest Payment Date, at a redemption price of 100% of the principal amount redeemed.

     No Mandatory Sinking Fund Requirements. The Notes are not subject to
     --------------------------------------
mandatory redemption pursuant to any mandatory sinking fund requirements; however, under the Reimbursement Agreement the Issuer is required to use its right under the optional redemption provisions to make scheduled payments to reduce the outstanding principal of the Notes. Such requirement under the Reimbursement Agreement can be changed by the Letter of Credit Bank and the Issuer at any time without the consent of or notice to the Noteholders.

     Notice of Redemption. The Trustee shall cause notice of the redemption to
     --------------------
be given by first class mail, postage prepaid, to all registered owners of Notes to be redeemed at their registered addresses not more than 60 days and not fewer than 30 days prior to the redemption date. Failure to mail any such notice or defect in the mailing thereof in respect of any Note shall not affect the validity of the redemption of any other Note. All Notes, or portions thereof, so called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the Trustee at that time, and shall no longer be considered outstanding under the Indenture.

     Notice of the call for redemption of Notes held under a book entry system will be sent by the Trustee only to DTC or its nominee as registered owner. Selection of book entry interests in the Notes called, and notice of call to the Beneficial Owners is the responsibility of DTC, Direct Participants and Indirect Participants. Any failure of DTC to advise any Direct Participant, or of any Direct Participant or any Indirect Participant to notify the Beneficial Owners, of any such notice and its content or effect will not affect the validity of any proceedings for the redemption of the Notes. See "THE NOTES -Book-Entry Only System" herein.

     Obligation of Issuer to Pay Note Service Charges. The Issuer agrees in the
     ------------------------------------------------
Indenture to make payments to the Trustee for the benefit of the Noteholders to pay the Note Service Charges, from the sources provided therein, on the dates, at the places and in the manner provided in the Indenture. Drawings under the Credit Facility will be treated as a credit with respect to the Issuer's obligation to pay Note Service Charges under the Notes and the Indenture.

                             THE LETTER OF CREDIT

     The Letter of Credit is an irrevocable obligation of the Letter of Credit Bank issued in an amount equal to the principal amount of the Notes plus an amount equal to 98 days' interest on the Notes at an interest rate of 10% per annum. The Trustee, upon compliance with the terms of the Letter of Credit, is authorized to draw under the Letter of Credit (l) an amount equal to the principal of the Notes to pay (a) principal of the Notes when due whether at stated maturity, upon redemption or acceleration or (b) the principal portion of the purchase price of Notes subject to mandatory purchase or purchased on demand of the owner and not remarketed plus (2) an amount up to 98 days' interest accrued on the Notes at an interest rate of 10% per annum, to pay interest on the Notes when due or to pay the interest portion of the purchase price of Notes subject to mandatory purchase or purchased on demand of owners and not remarketed.

     The Letter of Credit terminates automatically on the earliest of (i) the payment to the Trustee of the final drawing available to be made under the Letter of Credit; (ii) receipt by the Letter of Credit Bank of a certificate of the Trustee accepting an Alternate Credit Facility (as hereinafter defined),
(iii) receipt by the Letter of Credit Bank of a certificate of the Trustee stating that no Notes remain outstanding; and (iv) March 22, 2005, the expiration date of the Letter of Credit.

     The Trustee is directed under the Indenture to draw upon the Letter of Credit (i) to pay principal or redemption price of and interest on the Notes when due; (ii) to enable the Tender Agent to pay the purchase price of Notes to be purchased on the demand of the owner thereof; and (iii) to enable the Tender Agent to pay the purchase price of Notes subject to mandatory purchase, in all cases to the extent that other moneys permitted by the Indenture to be applied to such purposes are not available.

     The obligation of the Letter of Credit Bank under the Letter of Credit will be reduced to the extent of any drawing thereunder. With respect to a drawing to pay interest or the portion of the purchase price of Notes equal to interest, the Letter of Credit shall be automatically reinstated in an amount equal to any such drawing on the date of such drawing. With respect to a drawing to pay the purchase price of Notes purchased on the demand of the owner thereof or subject to mandatory purchase, the amount available under the Letter of Credit for payment of principal or redemption price of the Notes or the principal portion of the purchase price of Notes shall be reinstated but only to the extent that the Letter of Credit Bank is reimbursed in accordance with the terms of the Reimbursement Agreement for the amounts so drawn. In no event will the Trustee be entitled to make drawings under the Letter of Credit for payment of any amount due on any Note purchased with the proceeds of a drawing under the Letter of Credit and not remarketed.

     Upon an acceleration of the maturity of the Notes due to an Event of Default under the Indenture, the Trustee will be entitled to draw on the Letter of Credit to the extent of the aggregate principal amount of the Notes then outstanding plus, to the extent available under the Letter of Credit, an amount sufficient to pay interest on all outstanding Notes, less amounts for which the Letter of Credit has not been reinstated.

Renewal of Letter of Credit
---------------------------

     Annually, at the Letter of Credit Bank's option, the expiration date of the Letter of Credit may be extended for a year beyond the current expiration date.

     Pursuant to the Indenture, the Trustee shall notify the Noteholders of the extension of the expiration date of the current Credit Facility within five (5) days of its receipt of an amendment to such Credit Facility or other writing extending the expiration date. The notice will set forth the new expiration date.

Alternate Credit Facility
-------------------------

     The Indenture provides that the Issuer may, at its option, as provided in the Reimbursement Agreement, provide for the delivery to the Trustee of an Alternate Credit Facility which shall be an irrevocable direct pay letter of credit or another credit enhancement or support facility in favor of the Trustee for the benefit of the Noteholders issued by a financial institution, the terms of which shall in all respects material to the Noteholders be the same as the Letter of Credit (except for the term and maximum interest rate but including coverage of interest on the Notes for 98 days if the Notes bear interest at the Weekly Rate or for 183 days if the Notes bear interest at the Semi-Annual Rate) (the "Alternate Credit Facility"). Such Alternate Credit Facility shall have a term of not less than one year and set forth a maximum interest rate on the Notes with respect to which drawings may be made. The Alternate Credit Facility must become effective on an Interest Payment Date. The Issuer must also furnish to the Trustee (a) an opinion of counsel stating that (i) the delivery of such Alternate Credit Facility to the Trustee is authorized under the Indenture and complies with its terms, and (ii) so long as such Alternate Credit Facility is issued by a "bank" as defined in Section 3(a)(2) of the Securities Act and remains in effect, the Notes may be sold or transferred without registration under the provisions of the Securities Act, and (b) an opinion of counsel to the financial institution issuing such Alternate Credit Facility stating that such Alternate Credit Facility is a legal, valid, binding and enforceable obligation of such financial institution in accordance with its terms.

     The Trustee must give notice of the pending replacement of the current Credit Facility with an Alternate Credit Facility or of the expiration of the term of the current Credit Facility which, in either case, will subject the Notes to mandatory purchase. Such notice must be delivered by first class mail at least 30 days but not more than 60 days before any Purchase Date resulting from such replacement or expiration. The Purchase Date upon expiration of the current Credit Facility shall be the Interest Payment Date preceding (by at least fifteen days) the expiration date of the current Credit Facility. The Purchase Date upon replacement of the current Credit Facility with an Alternate Credit Facility shall be the Interest Payment Date on which the Alternate Credit Facility becomes effective.

                          THE REIMBURSEMENT AGREEMENT

     The following is a summary of certain provisions of the Reimbursement Agreement pursuant to which the Letter of Credit will be issued. This summary is not a complete recital of the terms of the Reimbursement Agreement or the documents that secure the Reimbursement Agreement and reference is made to the Reimbursement Agreement and those documents in their entirety. During the initial offering period, potential purchasers of the Notes can obtain a copy of the Reimbursement Agreement and of the other documents referenced below in connection with the Reimbursement Agreement from the Placement Agent at no cost and are encouraged to review same before investing in the Notes. Following the initial offering period, potential purchasers can examine such documents at the office of the Trustee. Among other matters of concern to purchasers of the Notes that are set forth in such documents, if an Event of Default occurs under the Reimbursement Agreement, the Letter of Credit Bank can cause the Notes to be accelerated and redeemed.

     Any Reimbursement Agreement pursuant to which an Alternate Credit Facility is issued may have terms substantially different from those of the Reimbursement Agreement. The rights and obligations of the parties to the Reimbursement Agreement and the documents that secure the Reimbursement Agreement do not extend to the Trustee or to the Noteholders.

Reimbursement by the Issuer
---------------------------

     The Issuer agrees to pay to the Letter of Credit Bank all amounts that are drawn under the Letter of Credit, together with interest on all such amounts, in accordance with its terms and the terms of the Reimbursement Agreement.

Fees, Commissions and Expenses
------------------------------

     Pursuant to the Reimbursement Agreement, the Issuer also agrees to pay to the Letter of Credit Bank a commission on the face amount of the Letter of Credit, an origination fee, and an administrative fee for each drawing under the Letter of Credit. The Issuer must also pay any costs and expenses incurred by the Letter of Credit Bank with respect to each drawing under the Letter of Credit, each transfer of the Letter of Credit from the Trustee to a successor trustee under the Indenture, the enforcement of the Letter of Credit Bank's rights under the Reimbursement Agreement, and the preparation and issuance by the Letter of Credit Bank of the Letter of Credit, the Reimbursement Agreement, and the documents securing the Issuer's obligations under the Reimbursement Agreement. Further, if a change in any law or regulation or interpretation thereof causes an increase or decrease in the costs of the Letter of Credit Bank to issue or maintain letters of credit, such increase or decrease will be passed on to the Issuer pursuant to the Reimbursement Agreement.

Certain Affirmative and Negative Covenants
------------------------------------------

     The Issuer makes certain affirmative and negative covenants in the Reimbursement Agreement with respect to their legal, business and financial affairs. The Issuer is also required under the Reimbursement Agreement to make scheduled payments to reduce the outstanding principal of the Notes pursuant to the Issuer's right to optionally redeem the Notes; however, this requirement of the Reimbursement Agreement can be changed or waived at any time by the Letter of Credit Bank and the Issuer without the consent of or notice to the Noteholders.

Security for Reimbursement Agreement
------------------------------------

     As security for its obligations under the Reimbursement Agreement, the Issuer has granted the Bank a leasehold mortgage lien pursuant to a First Leasehold Mortgage, Security Agreement, Assignment of Leases and Rents, and Financing Statement (the "Mortgage") on the Project, and the Issuer has granted an assignment in favor of the Letter of Credit Bank pursuant to an Assignment of Project Documents (the "Assignment") in all contracts, plans and other agreements of the Issuer relating to the construction portion of the Project. The Issuer has also executed a note pledge agreement (the "Note Pledge Agreement") in favor of the Letter of Credit Bank. The Mortgage, the Assignment and the Note Pledge Agreement are hereinafter collectively referred to as the "Reimbursement Collateral Documents". The Reimbursement Agreement, the Construction Loan Agreement between the Issuer and the Letter of Credit Bank, the Recognition Agreement and Estoppel Certificate by and among the Letter of Credit Bank, the Issuer the New Bedford (Massachusetts) Redevelopment Authority and the City of New Bedford (Massachusetts), and the Reimbursement Collateral Documents are hereinafter collectively referred to as the "Credit Documents".

     THE REIMBURSEMENT COLLATERAL DOCUMENTS SOLELY SECURE PAYMENTS DUE FROM THE ISSUER TO THE LETTER OF CREDIT BANK UNDER THE REIMBURSEMENT AGREEMENT AND DO NOT SECURE THE NOTES OR THE PAYMENT OF NOTE SERVICE CHARGES UNDER THE INDENTURE AND ARE NOT FOR THE BENEFIT OF THE HOLDERS OF THE NOTES.

Events of Default
-----------------

     The occurrence of any of the following events constitutes an event of default under the Reimbursement Agreement:

     (a) If the Issuer fails to make or cause to be made any payment to the Letter of Credit Bank required under the Reimbursement Agreement, or any of the other Credit Documents to which the Issuer is a party.

     (b) If any representation or warranty made by the Issuer in the Reimbursement Agreement in any of the other Credit Documents, or in other writings provided to the Letter of Credit Bank in connection with the Reimbursement Agreement proves to be incorrect in any material respect when made.

     (c) If the Issuer fails to perform or observe any other provision, covenant, or agreement contained in the Reimbursement Agreement or in any of the other Credit Documents, and such failure remains unremedied for 30 days after the Letter of Credit Bank gives written notice to the Issuer.

     (d) If the Issuer (i) fails to pay any Indebtedness (as defined in the Reimbursement Agreement) for borrowed money (other than Indebtedness arising under the Reimbursement Agreement) when due, whether at maturity, by acceleration, or otherwise or (ii) fails to timely perform under any agreement relating to such Indebtedness or is otherwise in default thereunder, if the effect of such failure is to accelerate, or permits the holder(s) or trustee(s) under any such agreement to accelerate such Indebtedness, whether or not such failure is waived by such holder(s) or trustee(s).

     (e)  If an Event of Default under the Indenture occurs.

     (f) If the Issuer discontinues business, or if there occurs a material adverse change in the business, property or the condition of operations, financial or otherwise, of the Issuer.

     (g) If any of the following events occurs: (i) any Reportable Event (as defined in the Reimbursement Agreement) which the Letter of Credit Bank determines in good faith might constitute grounds for the termination of any Plan (as defined in the Reimbursement Agreement) or for the appointment by the appropriate United State district court of a trustee to administer any Plan, continues for 30 days after the Letter of Credit Bank has given written notice thereof to the Issuer, (ii) any Plan incurs any "accumulated funding deficiency" (as such term is defined in ERISA) whether waived or not, (iii) the Issuer engages in any Prohibited Transaction (as defined in the Reimbursement Agreement), (iv) a trustee is appointed by an appropriate United States district court to administer any Plan, or (v) the PBGC institutes proceedings to terminate any Plan or to appoint a trustee to administer any Plan.

     (h) If the Issuer (i) is adjudicated a debtor or insolvent, or ceases, is unable, or admits in writing its inability, to pay its debts as they mature or makes an assignment for the benefit of creditors, (ii) applies for, or consents to, the appointment of any receiver, trustee or similar officer for it or for all or any substantial part of its property, or any such receiver, trustee or similar officer is appointed without the application or consent of the Issuer,
(iii) institutes, or consents to the institution of by a petition, application or otherwise any bankruptcy reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, (iv) has such proceeding described in clause (iii) instituted against it which remains thereafter undismissed for a period of 60 days, or (v) has any judgment, writ, warrant of attachment or execution or similar process issued or levied against a substantial part of its property and such judgment, writ or similar process is not released, vacated or fully bonded within 60 days after its issue or levy.

     (i)  If an Event of Default occurs under any of the Credit Documents.

     (j) Except as otherwise permitted in the Reimbursement Agreement if at any time, (i) the sum of the undisbursed portion of the Project fund is less than the amount determined by the Letter of Credit Bank to be necessary for the timely and full payment of (a) all work done and not theretofore paid for or to be done in connection with the completion of the Project in accordance with the Plans and Specifications, including installation of all fixtures, furniture and equipment contemplated by the Plans and Specifications, and (b) all other costs incurred and not theretofore paid for, or to be incurred in connection with the Project, and (ii) the Borrower fails, within fifteen (15) Business Days after written request by the Letter of Credit Bank, to deposit the deficiency with the Letter of Credit Bank.

         If an Event of Default occurs, the Letter of Credit Bank may exercise any and all remedies, legal or equitable, to collect the amounts due from the Issuer pursuant to the Reimbursement Agreement, and in its sole discretion, may instruct the Trustee to accelerate the maturity of or redeem the Notes. Upon receipt by the Trustee of such instructions from the Letter of Credit Bank, the Notes shall be accelerated or redeemed pursuant to the Indenture. No failure on the part of the Letter of Credit Bank to exercise, and no delay in exercising, any right thereunder shall operate as a waiver thereof.

         Notice by the Letter of Credit Bank to the Trustee that an event of default under the Reimbursement Agreement has occurred and is continuing constitutes an Event of Default under the Indenture. See "THE
INDENTURE--Defaults."

Liability of the Letter of Credit Bank
--------------------------------------

         As between the Issuer and the Letter of Credit Bank, the Issuer assumes all risks of the acts or omissions of the Trustee and any transferee of the Letter of Credit with respect to the use of the Letter of Credit.

                                  THE INDENTURE

         Pursuant to the Indenture, the Issuer will be obligated to make payments to the Trustee at such times and in such amounts as are sufficient to pay Note Service Charges on the Notes when and as the same become due. Notwithstanding the foregoing, while a Credit Facility (i.e. the Letter of Credit or another Credit Facility) is in effect the Issuer shall make such payments directly to the issuer of the Credit Facility ("Credit Facility Issuer") and the Credit Facility Issuer shall apply such amounts to the reimbursement obligation owed by the Issuer to the Credit Facility Issuer; provided, however, if there is a default by the Credit Facility Issuer, the Issuer shall make such payments directly to the Trustee for deposit into the Note Fund (described below).

Pledge of Revenues
------------------

         Pursuant to the Indenture, all of the right, title and interest of the Issuer in and to the Letter of Credit and any Alternate Credit Facility and all amounts on deposit from time to time in the Note Fund and the Project Fund, subject to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth therein, are assigned and pledged to the Trustee to secure the payment of the principal or redemption price of and interest on the Notes.

Project Fund
------------

         A Project Fund will be established with the Trustee under the Indenture. The Trustee will deposit in the Project Fund the proceeds from the sale of the Notes to be disbursed to pay a portion of the costs of the Project.

Note Fund
---------

         A Note Fund will be established and maintained with the Trustee under the Indenture. The amounts with respect to the payment of principal of and interest on the Notes and certain other amounts specified in the Indenture will be deposited in the Note Fund. While the Notes are outstanding, moneys in the Note Fund will be used solely for the payment of the principal or redemption price of and interest on the Notes as they mature or become due. Any amounts remaining in the Note Fund, after payment in full of the principal or redemption price of, premium, if any, and interest on the Notes (or provision for the payment thereof) shall be paid to the Letter of Credit Bank, to the extent of any amounts that the Issuer owes the Letter of Credit Bank pursuant to the Reimbursement Agreement. Any amounts remaining in the Note Fund after such payment to the Letter of Credit Bank shall be paid to the Issuer.

Investments
-----------

         Any moneys held as a part of the Note Fund shall be invested by the Trustee as provided in the Indenture. Any such investments shall be held by or under the control of the Trustee and shall be deemed at all times a part of the Note Fund. The interest and income received upon, and any profit or loss resulting from, the investment of moneys in the Note Fund shall be credited to or charged to the Note Fund.

Remarketing of Notes
--------------------

         The Indenture provides that, with certain exceptions, the Remarketing Agent will, subject to the terms of a Remarketing Agreement with the Issuer, offer for sale Notes purchased upon demand of the owners thereof and upon mandatory purchase, provided that Notes will be offered for sale during the continuance of any Event of Default under the Indenture only in the sole discretion of the Remarketing Agent. Each such sale will be at 100% of the principal amount thereof, plus interest accrued, if any; provided that the Remarketing Agent shall not sell any Note if the amount to be received from the sale of such Note plus the amount available to be drawn by the Trustee under the Credit Facility with respect to the Available Moneys (as defined in the Indenture) available to the Trustee for such purpose is less than the purchase price to be paid for such Note. The Trustee, the Tender Agent or the Letter of Credit Bank may buy any Notes offered for sale for its own account.

Defaults
--------
         The Indenture provides that each of the following events will constitute an "Event of Default" thereunder:

         (a) Payment of the principal or redemption price of any Note is not made when it becomes due and payable at maturity or upon call for redemption; or

         (b) Payment of any interest on any Note is not made when it becomes due and payable; or

         (c) Failure by the Issuer to observe and perform any covenant, condition or agreement under the Indenture (other than any such failure which results in an Event of Default under the Indenture relating to the payment of the principal, interest, premium and/or purchase price of the Notes) for a period of thirty days after written notice requesting that it be remedied, given to the Issuer by the Trustee; provided, that if such failure is of such nature that it can be corrected (as agreed to by the Trustee) but not within such period, the same shall not constitute an Event of Default so long as the Issuer institutes prompt corrective action and is diligently pursuing the same; or

         (d) The Trustee receives notice from the Credit Facility Issuer then held by the Trustee that an "Event of Default" under the Reimbursement Agreement has occurred and is continuing and the Trustee is to accelerate the maturity of the Notes; or

         (e) Payment of the purchase price of any Note required to be purchased by the demand of the owner thereof is not made when such payment becomes due and payable; or

         (f) A decree or order of a court or agency or supervisory authority, having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Letter of Credit Bank or the Letter of Credit Bank shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Letter of Credit Bank or of or relating to all or substantially all of its property.

Remedies
--------

         The Indenture provides that if any Event of Default described in clause
(a), (b), (d), (e) or (f) occurs, the principal of and interest on all Notes shall become, without notice, declaration or demand, immediately due and payable. If any other Event of Default occurs and is continuing, the Trustee may, and upon request of the owners of 25% in principal amount of all Notes then outstanding shall, by notice in writing delivered to the Issuer, declare the principal of and interest on all Notes immediately due and payable; and such principal and interest shall thereupon become immediately due and payable. Upon the occurrence of any such acceleration, the Trustee shall immediately exercise such rights as it may have to declare all payments under the Indenture and the Notes to be due and payable immediately, and to the extent it has not already done so, shall immediately draw upon the Credit Facility to the extent permitted by its terms.

         Within five days of the occurrence of any such acceleration, the Trustee shall notify by first class mail, postage prepaid, the owners of all Notes then outstanding of the occurrence of such acceleration.

         In addition, upon the occurrence and continuation of an Event of Default under the Indenture, the Trustee may pursue any available remedy at law or in equity by suit, action, mandamus or other proceeding to enforce the payment of principal of, premium, if any, and interest on the Notes.

         The above provisions, however, are subject to the condition that if, after the principal of all Notes has become due and payable, all arrears of interest on the Notes are paid by the Issuer, and the Issuer performs all other things in respect to which it may have been in default under the Indenture and pays the reasonable charges of the Trustee and of the owners of the Notes, including reasonable attorneys' fees, then owners of a majority in principal amount of the Notes then outstanding, by notice to the Trustee, may annul such acceleration and its consequences. The Trustee shall not annul any declaration resulting from (i) an Event of Default under (d) above without the prior written consent of the Letter of Credit Bank, or (ii) any Event of Default which has resulted in a drawing under the Credit Facility unless the Trustee has received written confirmation from the Letter of Credit Bank that the Credit Facility has been reinstated to an amount equal to the amount thereof prior to such drawing.

         The owners of a majority in principal of the Notes then outstanding will have the right, after furnishing indemnity satisfactory to the Trustee, to direct the method and place of conducting all remedial proceedings by the Trustee under the Indenture, except that such direction will not be in conflict with the provisions of law and of the Indenture or unduly prejudice the rights of minority Noteholders.

Modifications and Amendments
----------------------------

         The Indenture provides that it may be amended or supplemented at any time without the consent of any of the owners of the Notes, but with the consent of the Letter of Credit Bank which shall not be withheld unreasonably, by a supplemental indenture authorized by the Issuer filed with the Trustee for any one or more of the following purposes:

         (a) to add additional covenants of the Issuer or to surrender any right or power conferred upon the Issuer in the Indenture;

         (b) for any purposes not inconsistent with the terms of the Indenture or to cure any ambiguity or to correct or supplement any provision of the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision in the Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interests of the Noteholders;

         (c) to permit the Notes to be converted at any time to certificateless securities or securities by a master certificate held in trust, ownership of which, in either case, is evidenced by book entries on the books of the note registrar for any period of time;

         (d)      to permit the appointment of a co-trustee under the Indenture;

         (e) to authorize different authorized denominations of the Notes and to make correlative amendments and modifications to the Indenture regarding exchangeability of Notes of different authorized denominations, redemptions of portions of Notes of particular authorized denominations and similar amendments and modifications of a technical nature;

         (f) to modify, alter, supplement or amend the Indenture in such manner as shall permit qualification under the Trust Indenture Act of 1939, as from time to time amended; and

         (g) to modify, alter, amend or supplement the Indenture in any other respect which is not materially adverse to the owners.

         The Indenture may be amended from time, except with respect to (a) the principal, redemption price, purchase price or interest payable upon any of the Note, (b) the Interest Payment Dates, the dates of maturity or the redemption or purchase provisions of any of the Notes, (c) the provisions relating to amendments of the Indenture or the Credit Facility, (d) the creation of a priority of one Note over another and (e) the imposition of any lien on the trust estate other than the lien of the Trustee for the benefit of the Noteholders and the Credit Facility Issuer, by a supplemental indenture consented to by the Credit Facility Issuer and approved by the owners of at least a majority in aggregate principal amount of the Notes then outstanding which would be affected by the action proposed to be taken. The Indenture may be amended with respect to the matters enumerated in clauses (a) through (e) in the preceding sentence with the unanimous consent of all Noteholders, the Facility Issuer and the Issuer.

Discharge of Indenture
----------------------

         The Indenture provides that when the principal or redemption price (as the case may be) of, and interest on the Notes have been paid, or provision has been made for their payment, together with the compensation of the Trustee and all other sums payable by the Issuer, the right, title and interest of the Trustee shall cease and the Trustee, on demand of the Issuer, will release the Indenture; provided however that the right of each owner to demand purchase of his Notes as provided in the Notes will survive the release of the Indenture. If payment or provision for payment is made for less than all of the Notes, the particular Notes (or portion thereof) to be deemed paid shall be selected by lot by the Trustee, and the Trustee shall release the Indenture with respect to such Notes.

         Any Note shall be deemed to be paid within the meaning of the Indenture when the Trustee holds in the Note Fund, in trust and irrevocably set aside exclusively for such payment (i) moneys sufficient to make such payment in accordance with the Indenture and/or (ii) non-callable Governmental Obligations (hereinafter defined) maturing as to principal and interest in such amounts and at such times as will provide sufficient moneys (without consideration of any reinvestment of such moneys) to make such payment in accordance with the Indenture.

         "Governmental Obligations" means (i) direct obligations of the United States of America, (ii) obligations unconditionally guaranteed by the United States of America and (iii) securities or receipts evidencing ownership interest in obligations or specified portions (such as principal or interest) of obligations described in clauses (i) or (ii).

The Trustee
-----------

         The Indenture provides that the Trustee shall not be answerable for the exercise of any discretion or power under the Indenture or for anything whatsoever in connection with the trust created except only its own willful misconduct or negligence. The Trustee may in good faith buy, sell, own and hold any of the Notes and may join in any action which any Noteholders may be entitled to take with like effect as if the Trustee were not a party to the Indenture. The Trustee may also engage in or be interested in any financial or other transaction with the Issuer; provided that if the Trustee determines that any such relation is in conflict with its duties under the Indenture, it shall eliminate the conflict or resign as Trustee.

         The Trustee may resign and be discharged by written resignation filed with the Issuer not less than thirty (30) days before the date when it is to take effect. Notice of such resignation should be furnished by mail to the Noteholders as required by the Indenture.

Covenants of the Issuer
-----------------------

         Expenses and Indemnity. The Issuer agrees to pay the Trustee's and any
         ----------------------
Paying Agent's compensation and expenses under the Indenture and agrees to indemnify the Trustee against all liabilities incurred by the Trustee without negligence or bad faith on the Trustee's part on account of any action taken or permitted to be taken by the Trustee under the Indenture or the Notes.

                                  LEGAL MATTERS

         The Placement Agent will receive opinions with respect to certain legal matters from Stanley B. Kay, Esq., as counsel to the Issuer and Calfee, Halter & Griswold LLP, as co-counsel to the Letter of Credit Bank, and Calfee, Halter & Griswold LLP, as counsel to the Placement Agent.

                             PLACEMENT OF THE NOTES

         McDonald Investments Inc., the Placement Agent named on the cover page, has agreed, subject to the approval of certain legal matters by counsel and to certain other conditions, to arrange for the private placement of the Notes. Generally, accredited investors will purchase the Notes directly from the Issuer and not from the Placement Agent; however, in some instances the Placement Agent may temporarily take Notes into its own inventory until it can place them with accredited investors. The Issuer has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under federal securities laws.

                                  MISCELLANEOUS

         The foregoing summaries do not purport to be complete and are expressly made subject to the provisions of the definitive documents. For specific details, reference is made to the Indenture and the Reimbursement Agreement (including the form of the Letter of Credit), copies of which, together with related documents, may be obtained at no cost from the Placement Agent during the period of the initial offering. The Appendices to this Limited Offering Memorandum contain or incorporate by reference information concerning the Letter of Credit Bank, including certain financial information.

         The Issuer does not represent that information furnished by the Letter of Credit Bank is accurate or complete nor does the Issuer assume any responsibility for the accuracy or completeness of such information.